Exhibit 10.1

ARADIGM CORPORATION

EXECUTIVE OFFICER SEVERANCE BENEFIT PLAN

Section 1.                      Introduction.

The Aradigm Corporation Executive Officer Severance Benefit Plan (the “Plan”) was established effective October 7, 2005, amended December 31, 2008 and is hereby amended and restated effective April 15, 2011.  The purpose of the Plan is to provide for the payment of severance benefits to certain eligible employees of Aradigm Corporation (the “Company”) or an affiliate of the Company whose employment with the Company is involuntarily terminated.  This Plan, the Company’s Severance Benefit Plan and the Company’s Director Severance Benefit Plan shall supersede any severance benefit plan, policy or practice previously maintained by the Company or any affiliate of the Company.  This Plan document also is the Summary Plan Description for the Plan.

Section 2.                      Eligibility For Benefits.

(a)           General Rules.  Subject to the requirements set forth in this Section, the Company will grant severance benefits under the Plan to Eligible Employees.

(1)           “Eligible Employees” for purposes of this Plan are all full-time and part-time regular hire employees of the Company and its affiliates (i) who are based in the United States, (ii) whose employment is involuntarily terminated, (iii) whose termination of employment results in a “separation from service” with the Company within the meaning of Treasury Regulation Section 1.409A-1(h) (without regard to any permissible alternative definition of “termination of employment” thereunder) (such date, a “Termination Date”), (iv) who have the title of officer of the Company and (v) who are notified by the Company in writing that they are eligible for participation in this Plan.  The determination as to whether an employee is an Eligible Employee shall be made by the Company, in its sole discretion, and such determination shall be binding and conclusive on all persons.  For purposes of this Plan, part-time employees are those regular hire employees who are regularly scheduled to work more than twenty (20) hours per week but less than a full-time work schedule.  Regular hire employees working twenty (20) hours per week or less and temporary employees are not eligible for severance benefits under the Plan.

(2)           In order to be eligible to receive benefits under the Plan, an Eligible Employee must remain on the job until his or her Termination Date.

(3)           In order to be eligible to receive benefits under the Plan, an Eligible Employee also must execute a general waiver and release in substantially the form attached hereto as Exhibit A, Exhibit B or Exhibit C, as appropriate, and such release must become effective in accordance with its terms within sixty (60) days following a Termination Date. The Company, in its sole discretion, may modify the form of the required release to comply with applicable state law and shall determine the form of the required release.

Exhibit 10.1

(b)           Exceptions to Benefit Entitlement. An employee will not be an Eligible Employee and thus will not receive benefits under the Plan in any of the following circumstances, as determined by the Company, in its sole discretion:

(1)           The employee has executed an individually negotiated employment contract or agreement with the Company relating to severance benefits that is in effect on his or her Termination Date, in which case such employee’s severance benefit, if any, shall be governed by the terms of such individually negotiated employment contract or agreement.
(2)           The employee voluntarily terminates employment with the Company or an affiliate of the Company.  Voluntary terminations include, but are not limited to, resignation, retirement or failure to return from a leave of absence on the scheduled date.

(3)           The employee voluntarily terminates employment with the Company or an affiliate of the Company in order to accept employment with another entity that is wholly or partly owned (directly or indirectly) by the Company or an affiliate of the Company.

(4)           The employee is involuntarily terminated for reasons related to job performance or misconduct.

(5)           The employee is offered a position with the Company or an affiliate of the Company for which the employee is qualified and does not accept that position.

(6)           The employee is offered immediate reemployment by a successor to the Company or by a purchaser of its assets, as the case may be, following a change in ownership of the Company or a sale of substantially all of the assets of the Company or of a division or business unit of the Company.  For purposes of the foregoing, “immediate reemployment” means that the employee’s employment with the successor to the Company or the purchaser of its assets, as the case may be, results in uninterrupted employment such that the employee does not incur a lapse in pay as a result of the change in ownership of the Company or the sale of its assets.

(7)           The employee is rehired by the Company or an affiliate of the Company prior to the date benefits under the Plan are scheduled to commence.

(8)           The employee engages in misconduct, violates a Company policy, or acts in a manner deemed harmful to the Company or an affiliate of the Company prior to his or her Termination Date.

Section 3.                      Amount Of Benefit.

(a)           Cash Benefit.  Each Eligible Employee shall receive cash payments, in the form defined pursuant to Section 4, equal to the sum of the following base severance benefits:

Exhibit 10.1

Eligible Employee	Amount of Base Severance Benefit

Officers	●	Fifty-two (52) weeks of Base Salary (as defined herein); and
	●	The Bonus Payment (as defined herein)

(b)           Definition of “Base Salary.”  For purposes of calculating Plan benefits, “Base Salary” shall mean the Eligible Employee’s then-current base salary, excluding incentive pay, premium pay, commissions, overtime, and other forms of variable compensation.

(c)           Definition of “Bonus Payment.”  For purposes of calculating Plan benefits, “Bonus Payment” shall mean an amount equal to 50% of then-current annual base salary in the case of the Chief Executive Officer and 40% of then-current annual base salary in the case of the Chief Financial Officer.

(d)           Career Transition Assistance.  Following an Eligible Employee’s termination of employment by the Company, the Company, in its sole discretion, may provide the Eligible Employee with career transition services through an outplacement service provider.

(e)           Other Employees. Notwithstanding any other provision of this Plan to the contrary, including, without limitation, Sections 2(a), 3(a) and 7(a), the Company, in its sole discretion, may by an action pursuant to Section 6(b) that is communicated in writing to an employee of the Company who does not qualify as an Eligible Employee, provide Plan benefits to such employee (in which case, references in the Plan to “Eligible Employee” shall be deemed to refer to such employee of the Company).  The Company’s decision to provide Plan benefits to an employee of the Company who does not qualify as an Eligible Employee does not obligate the Company to provide similar benefits under this Plan to any other Eligible Employee or employee of the Company, whether or not similarly situated.

(f)           Certain Reductions. Notwithstanding any other provision of the Plan to the contrary, any benefits payable to an Eligible Employee under this Plan shall be reduced by any severance benefits payable by the Company or an affiliate of the Company to such individual under any other policy, plan, program or arrangement, including, without limitation, a contract between the Eligible Employee and any entity, covering such individual.  Furthermore, to the extent that any federal, state or local laws, including, without limitation, so-called “plant closing” laws, require the Company to give advance notice or make a payment of any kind to an Eligible Employee because of that Eligible Employee’s involuntary termination due to a layoff, reduction in force, plant or facility closing, sale of business, change of control, or any other similar event or reason, the benefits payable under this Plan shall either be reduced or eliminated.  The benefits provided under this Plan are intended to satisfy any and all statutory obligations that may arise out of an Eligible Employee’s involuntary termination of employment for the foregoing reasons, and the Plan Administrator shall so construe and implement the terms of the Plan.

Section 4.                      Time Of Payment And Form Of Benefit.

Exhibit 10.1

(a)           All payments provided under this Plan are intended to constitute separate payments for purposes of Treasury Regulation Section 1.409A-2(b)(2).  Cash severance payments pursuant to Section 3(a) will be paid in a series of successive equal installments over the regularly scheduled payroll periods occurring during the one year period following the Termination Date.

(b)           If an Eligible Employee is a “specified employee” of the Company or any affiliate thereof (or any successor entity thereto) within the meaning of Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”) on a Termination Date, then any cash severance payments pursuant to Section 3(a) (the “Severance Payments”) shall be delayed until the earlier of: (i) the date that is six (6) months after the Termination Date, or (ii) the date of the Eligible Employee’s death (such date, the “Delayed Payment Date”), and the Company (or the successor entity thereto, as applicable) shall (A) pay to the Eligible Employee a lump sum amount equal to the sum of the Severance Payments that otherwise would have been paid to the Eligible Employee on or before the Delayed Payment Date, without any adjustment on account of such delay, and (B) continue the Severance Payments in accordance with any applicable payment schedules set forth for the balance of the period specified herein.  Notwithstanding the foregoing, (i) Severance Payments scheduled to be paid from the Termination Date through March 15th of the calendar year following such termination shall be paid to the maximum extent permitted pursuant to the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4); (ii) Severance Payments scheduled to be paid that are not paid pursuant to the preceding clause (i) shall be paid as scheduled to the maximum extent permitted pursuant to an “involuntary separation from service” as permitted by Treasury Regulation Section 1.409A-1(b)(9)(iii), but in no event later than the last day of the second taxable year following the taxable year of the Termination Date; and (iii) any Severance Payments that are not paid pursuant to either the preceding clause (i) or the preceding clause (ii) shall be subject to delay, if necessary, as provided in the previous sentence.  Except to the extent that payments may be delayed until the Delayed Payment Date, on the first regularly scheduled payroll period following the release described in Section 2(a)(3), the Company will pay the Eligible Employee the Severance Payments the Eligible Employee would otherwise have received under the Plan on or prior to such date but for the delay in payment related to the effectiveness of the release described in Section 2(a)(3), with the balance of the Severance Payments being paid as otherwise provided herein.

(c)           Amounts paid under Section 3(d) are intended to qualify for the exception provided under Treasury Regulation Sections 1.409A-1(b)(9)(v)(A) and (C).  Any amounts paid under Section 7 are not intended to be delayed pursuant to Section 409A(a)(2)(B)(i) of the Code and are intended to be paid pursuant to the exception provided by Treasury Regulation Section 1.409A-1(b)(9)(v)(B).

(d)           All payments under the Plan will be subject to applicable withholding for federal, state and local taxes.  If a terminating employee is indebted to the Company at his or her Termination Date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness.  In no event shall payment of any Plan benefit be made prior to the Eligible Employee’s Termination Date or prior to the effective date of the release described in Section 2(a)(3).

Exhibit 10.1

Section 5.                      Reemployment.

(a)           Repayment.  In the event of an Eligible Employee’s reemployment by the Company or an affiliate of the Company during the Severance Period, as defined below, such Eligible Employee will be required to repay to the Company a prorated portion of the severance pay received under Section 3.

(b)           Definition of “Severance Period.”  “Severance Period,” for purposes of this Plan, means the number of weeks of Base Salary in respect of which the amount paid to the Eligible Employee under Section 3(a) was calculated.

Section 6.                      Right To Interpret Plan; Amendment and Termination.

(a)           Exclusive Discretion.  The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan.  The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

(b)           Amendment or Termination.  The Company reserves the right to amend or terminate this Plan or the benefits provided hereunder at any time; provided, however, that no such amendment or termination shall affect the right to any unpaid benefit of any Eligible Employee whose Termination Date has occurred prior to amendment or termination of the Plan.  Any action amending, terminating or extending the Plan shall be in writing and executed by the Chief Executive Officer or Chief Financial Officer of the Company.

Section 7.                      Continuation Of Certain Employee Benefits.

(a)           COBRA Continuation Coverage. Each Eligible Employee who is enrolled in a health or dental plan sponsored by the Company or an affiliate of the Company may be eligible to continue coverage under such health or dental plan (or to convert to an individual policy), at the time of the Eligible Employee’s termination of employment, under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).  The Company will notify the individual of any such right to continue such health coverage at the time of termination pursuant to COBRA.  No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company’s payment, if any, of any applicable insurance premiums will be credited as payment by the Eligible Employee for purposes of the Eligible Employee’s payment required under COBRA.  Therefore, the period during which an Eligible Employee may elect to continue the Company’s group medical or dental coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA (except the obligation to pay insurance premiums that the Company pays, if any) will be applied in the same manner that such rules would apply in the absence of this Plan.  Specifically, if COBRA is elected, the Company will pay COBRA premiums on behalf of an Eligible Employee in accordance with the following schedule or until the eligible employee becomes eligible for group health insurance coverage through a new employer (whichever comes first):

Exhibit 10.1

Eligible Employee	Duration of Premium Payments

Officers	The Severance Period up to a maximum of twelve (12) months.

The Executive must promptly notify the Company in writing if the Executive becomes eligible for group health insurance coverage through a new employer during the Severance Period. At the conclusion of the period of insurance premium payments made by the Company, the Eligible Employee will be responsible for the entire payment of premiums required under COBRA for the duration of the COBRA period. For purposes of this Section 7(a), applicable premiums paid by the Company during the Severance Period shall not include any amounts payable by the Eligible Employee under a Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.

(b)           Other Employee Benefits.  All non-health benefits (such as life insurance, disability and 401(k) plan coverage) terminate as of the employee’s Termination Date (except to the extent that a conversion privilege may be available thereunder).

Section 8.                      No Implied Employment Contract.

The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or (ii) to interfere with the right of the Company to discharge any employee or other person at any time with or without cause and with or without advance notice, which right is hereby reserved.

Section 9.                      Legal Construction.

This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”) and, to the extent not preempted by ERISA, the laws of the State of California.

Section 10.                      Claims, Inquiries And Appeals.

(a)           Applications for Benefits and Inquiries.  Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative).  The Plan Administrator is:

Aradigm Corporation
3929 Point Eden Way
Hayward, CA 94545

(b)           Denial of Claims.  In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial.  Any electronic notice will comply with the regulations of the U.S. Department of Labor.  The written notice of denial will be set forth in a manner designed to be understood by the employee and will include the following:

Exhibit 10.1

(1)           the specific reason or reasons for the denial;

(2)           references to the specific Plan provisions upon which the denial is based;

(3)           a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(4)           an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under section 502(a) of ERISA following a denial on review of the claim, as described in Section 10(d) below.

This written notice will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application.  If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c)           Request for a Review.  Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied.  A request for a review shall be in writing and shall be addressed to:

Aradigm Corporation
3929 Point Eden Way
Hayward, CA 94545

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent.  The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim.  The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim.  The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

Exhibit 10.1

(d)           Decision on Review.  The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review.  If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period.  This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review.  The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor.  In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(1)           the specific reason or reasons for the denial;

(2)           references to the specific Plan provisions upon which the denial is based;

(3)           a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(4)           a statement of the applicant’s right to bring a civil action under section 502(a) of ERISA.

(e)           Rules and Procedures.  The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims.  The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f)           Exhaustion of Remedies.  No legal action for benefits under the Plan may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described by Section 10(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 10(c) above, and (iv) has been notified in writing that the Plan Administrator has denied the appeal.  Notwithstanding the foregoing, if the Plan Administrator does not respond within the time limits specified in this Section 10, the claimant has the right to bring a civil action under Section 502(a) of ERISA.

Section 11.                      Basis Of Payments To And From Plan.

All benefits under the Plan shall be paid by the Company.  The Plan shall be unfunded, and benefits hereunder shall be paid only from the general assets of the Company.

Section 12.                      Other Plan Information.

Exhibit 10.1

(a)           Employer and Plan Identification Numbers.  The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 94-3133088.  The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 513.

(b)           Ending Date for Plan’s Fiscal Year.  The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

(c)           Agent for the Service of Legal Process.  The agent for the service of legal process with respect to the Plan is Aradigm Corporation, 3929 Point Eden Way, Hayward, CA 94545.

(d)           Plan Sponsor and Administrator.  The “Plan Sponsor” and the “Plan Administrator” of the Plan is Aradigm Corporation, 3929 Point Eden Way, Hayward, CA 94545.  The Plan Sponsor’s and Plan Administrator’s telephone number is (510) 265-9000.  The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

Section 13.                      Statement Of ERISA Rights.

Participants in this Plan (which is a welfare benefit plan sponsored by Aradigm Corporation) are entitled to certain rights and protections under ERISA.  If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

(a)           Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as work sites, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports (to the extent required to be filed) and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration;

(b)           Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), to the extent required to be filed, and an updated (as necessary) Summary Plan Description.  The Administrator may make a reasonable charge for the copies; and

(c)           Receive a summary of the Plan’s annual financial report, to the extent the Plan is required to prepare and distribute the summary.

(d)           Receive a summary of the Plan’s annual financial report, in the case of a plan which is required to file an annual financial report with the Department of Labor.  (Generally, all pension plans and welfare plans with one hundred (100) or more participants must file these annual reports.)

In addition to creating rights for Plan participants, ERISA imposes duties upon the people responsible for the operation of the employee benefit plan.  The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.

Exhibit 10.1

No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.  If your claim for a Plan benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial.  You have the right to have the Plan review and reconsider your claim.

Under ERISA, there are steps you can take to enforce the above rights.  For instance, if you request materials from the Plan and do not receive them within thirty (30) days, you may file suit in a federal court.  In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.  If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court.  If it should happen that the Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court.  The court will decide who should pay court costs and legal fees.  If you are successful, the court may order the person you have sued to pay these costs and fees.  If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance with Your Questions

If you have any questions about the Plan, you should contact the Plan Administrator.  If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.  You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Section 14.                      Execution.

To record the adoption of the Plan as set forth herein, effective as of April 15, 2011, Aradigm Corporation has caused its duly authorized officer to execute the same this 18th day of April, 2011.

Aradigm Corporation

By:
Nancy E. Pecota
CFO

SAMPLE
For Employees Age 40 or Older
(Group Termination)

Exhibit A

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Aradigm Corporation Executive Officer Severance Benefit Plan (the “Plan”).  I understand that this Release Agreement (“Release”), together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof.  I am not relying on any promise or representation by the Company that is not expressly stated herein.

In consideration of benefits I will receive under the Plan, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their respective officers, directors, agents, servants, employees, shareholders, attorneys’ successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I execute this Release, including but not limited to:  all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other equity or ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; the California Labor Code; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA.  I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled.  I further acknowledge that I have been advised by this writing, as required by the ADEA, that:  (a) my waiver and release do not apply to any rights or claims that may arise after the date I execute this Release; (b) I have the right to consult with an attorney prior to executing this Release; (c) I have forty-five (45) days from the date I receive this Release and the information specified in (f) below to consider this Release (although I voluntarily may choose to execute this Release earlier); (d) I have seven (7) days following the execution of this Release to revoke the Release; and (e) this Release shall not be effective until the later of (i) the date upon which the revocation period has expired, which shall be the eighth (8th) day after I execute this Release, and (ii) the date I return this Release, fully executed, to the Company; and (f) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company and its affiliates in the same job classification or organizational unit who were not terminated.

1.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”  I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company, its affiliates, and the entities and persons specified above.

Employee

Signed:

Date:

SAMPLE
For Employees Under Age 40
(Individual or Group Termination)

Exhibit B

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Aradigm Corporation Executive Officer Severance Benefit Plan (the “Plan”).  I understand that this Release Agreement (“Release”), together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof.  I am not relying on any promise or representation by the Company that is not expressly stated herein.

In consideration of benefits I will receive under the Plan, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their respective officers, directors, agents, servants, employees, shareholders, attorneys’ successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I execute this Release, including but not limited to:  all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other equity or ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the California Labor Code; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; the California Labor Code; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fourteen (14) days following the date of my employment termination.  I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”   I hereby expressly waive and relinquish all rights and  benefits  under  that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company, its affiliates, and the entities and persons specified above.

1.

Employee

Signed:

Date:

SAMPLE
For Employees Age 40 or Older
(Individual Termination)

Exhibit C

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Aradigm Corporation Executive Officer Severance Benefit Plan (the “Plan”). I understand that this Release Agreement (“Release”), together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof.  I am not relying on any promise or representation by the Company that is not expressly stated herein.

In consideration of benefits I will receive under the Plan, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, attorneys’ successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I execute this Release, including, but not limited to:  all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other equity or ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; the California Labor Code; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA.  I also acknowledge that the consideration given under the Agreement for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled.  I further acknowledge that I have been advised by this writing, as required by the ADEA, that:  (A) my waiver and release do not apply to any rights or claims that may arise after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following my execution of this Release to revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth (8th) day after I execute this Release (provided that I have returned it to the Company by such date).

1.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”  I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company, its affiliates, and the entities and persons specified above.

Employee

Signed:

Date: